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Cartesian Reports Third Quarter 2014 Financial Results

44% Revenue Growth Year-Over-Year to $19.3 Million;

Non-GAAP Adjusted Operating Income and GAAP Operating Income Increase Significantly Year-Over-Year to $1.4 Million and $0.8 Million, Respectively

Overland Park, KS – November 10, 2014 – Cartesian, Inc. (Nasdaq: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for its 2014 third quarter ended September 27, 2014.

“We continue to execute on our transformation plan, and are pleased by our ability to generate 44% revenue growth in the third quarter. Both our North American and EMEA businesses are driving the growth and momentum as we continue to elevate our value proposition, deepen our relationships with key clients, and evolve our offerings with a focus on technical solutioning and alliance partnerships. Our partnership with Elutions is off to a good start and is building momentum; together we have an opportunity to deliver a truly unique and differentiated solution to the TMT market,” said Donald Klumb, CEO of Cartesian. “In order to deliver sustainable growth and margin improvement, we are focused on increasing our mix of technical solutioning engagements, which approached 15% of revenues during the first nine months of the year. We continue making investments in our Ascertain solutions platform, especially in the areas of analytics solutions.”

Financial Results for the Thirteen Weeks Ended September 27, 2014

Revenues in the third quarter of 2014 were $19.3 million, up 44.3% from $13.4 million in the third quarter of 2013 and up 11% from $17.4 million in the second quarter of 2014, driven by growth in both our North America and EMEA businesses. North America and EMEA each accounted for approximately 50% of total revenues in the quarter.

During the quarter, Cartesian’s gross margin was 38.8%, compared with 37.7% in the third quarter of 2013 and 36.4% in the second quarter of 2014.

Selling, general and administrative expenses were $6.7 million, or 34.5% of revenues, in the third quarter of 2014, compared to $5.0 million, or 37.3% of revenues, in the third quarter of 2013 and $7.8 million in the second quarter of 2014. Non-cash share-based compensation expense was $274,000 in the third quarter of 2014, $234,000 in the third quarter of 2013, and $272,000 in the second quarter of 2014.

After adjusting for certain items as described below, non-GAAP adjusted income from operations was $1.4 million for the third quarter of 2014, compared to non-GAAP adjusted income from operations of $0.5 million for the third quarter of 2013.  GAAP income from operations was $0.8 million for the third quarter of 2014, compared to GAAP income from operations of $49,000 in the third quarter of 2013.

After adjusting for certain items as described below, Cartesian reported non-GAAP adjusted net income of $1.1 million, or $0.13 per diluted share, for the third quarter of 2014, compared to non-GAAP adjusted net income of $0.5 million, or $0.06 per diluted share, for the third quarter of 2013. The Company reported GAAP net income of $0.4 million, or $0.05 per diluted share for the third quarter of 2014, compared to GAAP net income of $30,000, or breakeven per diluted share, for the third quarter of 2013.

Cash and cash equivalents totaled $11.9 million as of September 27, 2014, down from $13.8 million as of the beginning of fiscal 2014.

Financial Results for the Thirty-Nine Weeks Ended September 27, 2014

For the thirty-nine weeks ended September 27, 2014, revenues were $53.0 million, up 27.9% from $41.4 million for the comparable period of fiscal year 2013.  Cartesian’s gross margin was 37.3% during the thirty-nine weeks ended September 27, 2014, compared to 37.4% in the comparable period of fiscal year 2013.

Selling, general and administrative expenses were $20.4 million during the thirty-nine weeks ended September 27, 2014, compared to $16.0 million in the comparable period of fiscal year 2013.

After adjusting for certain items as described below, non-GAAP adjusted income from operations was $2.0 million in the thirty-nine weeks ended September 27, 2014, compared to non-GAAP adjusted income from operations of $0.5 million in the comparable period of fiscal 2013.  GAAP loss from operations was ($0.6) million for the thirty-nine weeks ended September 27, 2014, compared to a GAAP loss from operations of ($0.5) million in the comparable period of fiscal 2013.

After adjusting for certain items as described below, non-GAAP adjusted net income was $3.2 million, or $0.40 per diluted share, for the thirty-nine weeks ended September 27, 2014, compared to non-GAAP adjusted net income of $0.5 million, or $0.07 per diluted share, in the comparable period of fiscal 2013. GAAP net loss was ($1.1) million, or ($0.14) per diluted share, for the thirty-nine weeks ended September 27, 2014, compared with a GAAP net loss of ($0.6) million, or ($0.08) per diluted share, in the comparable period of fiscal year 2013.

Non-GAAP Adjustments

In addition to reporting income (loss) from operations and net income (loss) on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income from Operations” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period.  Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s income (loss) from operations, net income (loss) and net income (loss) per diluted share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2014 third quarter results.  The call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.  Investors can access the conference call via a live webcast on the Company’s website, www.cartesian.com, or by dialing 877-317-6789 in the United States or 412-317-6789 from international locations and referencing the Cartesian call.  A replay of the conference call will be archived on the Company’s website for 90 days.  Additionally, a replay of the call will be available by dialing 877-344-7529, passcode 10054534, for one week.

About Cartesian
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides consulting in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information about the company and its services, visit www.cartesian.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully implement our strategic relationship with Elutions; the final outcome of the arbitration proceeding with our former chief executive officer, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Revenues	$19,332	$13,393	$52,989	$41,440

Cost of services	11,828	8,350	33,218	25,940

Gross profit	7,504	5,043	19,771	15,500

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $274 and $234 for the thirteen weeks ended September 27, 2014 and September 28, 2013, respectively and $720 and $532 for the thirty-nine weeks ended September 27, 2014 and September 28, 2013, respectively)	6,666	4,994	20,374	16,023
Income (loss) from operations	838	49	(603)	(523)
Other (expense) income
Interest (expense) income, net	(66)	1	(137)	3
Discount on note payable and transaction costs	-	-	(1,610)	-
Change in fair value of warrants and derivative liabilities	(130)	-	(19)	-
Total other (expense) income	(196)	1	(1,766)	3
Income (loss) before income taxes	642	50	(2,369)	(520)
Income tax benefit (provision)	(212)	(20)	1,312	(59)
Net income (loss)	$430	$30	$(1,057)	$(579)

Net income (loss) per common share:
Basic	$0.05	$0.00	$(0.14)	$(0.08)
Diluted	$0.05	$0.00	$(0.14)	$(0.08)

Weighted average shares used in calculation of net income (loss) per basic and diluted common share
Basic	7,954	7,130	7,722	7,124
Diluted	8,252	7,216	7,722	7,124

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 27,	December 28,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,886	$13,780
Accounts receivable, net	21,030	11,716
Inventory	3,000	-
Prepaid and other current assets	1,333	1,751
Total current assets	37,249	27,247

NONCURRENT ASSETS:
Property and equipment, net	1,214	1,202
Goodwill	8,203	8,225
Deferred income tax assets	1,264	-
Other noncurrent assets	149	150
Total Assets	$48,079	$36,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$4,561	$2,036
Current borrowings	3,269	-
Liabilities for derivatives	515	-
Accrued payroll, bonuses and related expenses	4,759	4,249
Accrued severance liability and related costs	2,860	1,491
Deferred revenue	2,403	591
Other accrued liabilities	861	1,631
Total current liabilities	19,228	9,998

NONCURRENT LIABILITIES:
Deferred income tax liabilities	672	586
Other noncurrent liabilities	195	342
Total noncurrent liabilities	867	928

Total stockholders’ equity	27,984	25,898
Total Liabilities and Stockholders’ Equity	$48,079	$36,824

CARTESIAN, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME
AND GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP ADJUSTED INCOME FROM OPERATIONS
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Reconciliation of GAAP income (loss) from operations to non-GAAP adjusted income from operations:

GAAP income (loss) from operations	$838	$49	$(603)	$(523)

Depreciation	149	168	488	503
Non-cash share based compensation expense	277	235	723	533
Accrued executive severance and related costs	-	-	1,370	-
Foreign currency exchange loss on note payable	138	-	5	-
Adjustments to GAAP income (loss) from operations	564	403	2,586	1,036

Non-GAAP adjusted income from operations	$1,402	$452	$1,983	$513

Reconciliation of GAAP net income (loss) to non-GAAP adjusted net income:

GAAP net income (loss)	$430	$30	$(1,057)	$(579)

Depreciation	149	168	488	503
Non-cash share based compensation expense	277	235	723	533
Accrued executive severance and related costs	-	-	1,370	-
Discount on note payable and transaction costs	-	-	1,610	-
Change in fair value of derivative liabilities	130	-	19	-
Foreign currency exchange loss on note payable	138	-	5	-
Tax effect of applicable non-GAAP adjustments (1)	(26)	20	20	59
Adjustments to GAAP net income (loss)	668	423	4,235	1,095

Non-GAAP adjusted net income	$1,098	$453	$3,178	$516

Reconciliation of GAAP net income (loss) per diluted common share to non-GAAP adjusted net income per diluted common share:

GAAP net income (loss) per diluted common share(2)	$0.05	$-	$(0.13)	$(0.08)

Depreciation	0.02	0.03	0.06	0.07
Non-cash share based compensation expense	0.03	0.03	0.09	0.07
Accrued executive severance and related costs	-	-	0.17	-
Discount on note payable and transaction costs	-	-	0.21	-
Change in fair value of derivative liabilities	0.01	-	0.00	-
Foreign currency exchange loss on note payable	0.02	-	0.00	-
Tax effect of applicable non-GAAP adjustments (1)	(0.00)	-	0.00	0.01
Adjustments to GAAP net (loss) per diluted common share	0.08	0.06	0.53	0.15

Non-GAAP adjusted net income per diluted common share	$0.13	$0.06	$0.40	$0.07

Weighted average shares used in calculation of Non-GAAP adjusted net income per diluted common share(2)	8,252	7,216	7,932	7,189

Footnote 1: The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

Footnote 2: The Company uses weighted average diluted common shares including the dilutive effect of stock options, non-vested shares and warrants in the calculation of GAAP net income (loss) per diluted common share in this reconciliation in order to reconcile to Non-GAAP adjusted net income per diluted common share.

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